EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The New York Times Companies Supplemental Retirement and Investment Plan
New York, New York
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-156475) of The New York Times Company of our report dated June 27, 2014, relating to the financial statements and supplemental schedule of The New York Times Companies Supplemental Retirement and Investment Plan which appear in this Annual Report on Form 11-K for the year ended December 31, 2013.

/s/ BDO USA, LLP
New York, New York
June 27, 2014